FOR IMMEDIATE RELEASE

American Realty Capital Properties to Sell Entire Private Capital Management Business, Cole Capital®, for $700 Million

ARCP to Maintain Acquisition, Asset Management Functions and Related Long-Term Fee Stream as a Sub-advisor to RCS Capital Corporation

Transaction Eliminates Remaining Complexity and Allows ARCP to Focus on its Core Net Lease Real Estate Strategy

ARCP Also Agrees to Exclusively Source, Underwrite and Acquire U.S. Net Lease Assets on behalf of American Realty Capital Global Trust II, Inc.

ARCP and RCAP Will Benefit from Strategic Partnership: ARCP to Manage over $30 Billion in Off-Balance Sheet Assets on $19 Billion of Equity Raised by RCAP’s Superior Platform

Significantly Reduces G&A Expenses and Strengthens its Asset Management Business as Sub-advisor to the Cole Capital Funds and Through Relationship With American Realty Capital Global Trust II, Inc.

New York, New York, October 1, 2014 - American Realty Capital Properties, Inc. (NASDAQ: ARCP) (“ARCP”) announced today that it has signed a definitive agreement for the sale of Cole Capital, ARCP’s private capital management business, to RCS Capital Corp. (NYSE: RCAP) (“RCAP”), for at least $700 million. As part of the transaction, ARCP will be entitled to an earn-out of up to an additional $130 million based upon Cole Capital’s 2015 EBITDA. Additionally, the parties entered into a strategic arrangement by which ARCP will act as sub-advisor to Cole Capital’s non-traded real estate investment trusts (the “Managed Funds”), and acquire and property manage net lease real estate assets for the Managed Funds. In addition, ARCP has agreed to source, underwrite and acquire U.S. net lease properties for American Realty Capital Global Trust II, Inc. (“ARC Global II”).

ARCP and RCAP will share the acquisition and asset management fees 50:50 and, in addition, ARCP will receive a portion of the disposition and incentive fees due to RCAP for advising the Managed Funds. The transaction allows ARCP to reduce significantly the complexity of its business model and to focus solely on its core strategy – underwriting, acquiring and managing high-quality net lease real estate, while still realizing significant long-term additional earnings and strategic benefits from the management of third party real estate assets.

Prior to the sale, ARCP operated in two different industries: real estate and securities sales. To enhance capital raising for the Managed Funds and to increase ARCP’s earnings visibility, ARCP has partnered with the most successful wholesale broker-dealer in the industry measured by total capital raised. This transaction should facilitate the velocity and volume of capital raised in the Managed Funds and at the same time secure a significant income stream for ARCP by acquiring assets on behalf of and managing the Managed Funds. As part of this transaction, ARCP will have the ability to participate in a series of real estate investment programs sponsored by Cole Capital to acquire and manage in excess of $30 billion of assets as part of this partnership following full capital deployment of $19 billion of equity raised by RCAP. The parties have also entered into an agreement by which ARCP will be engaged by RCAP in the transition of the business.

Transaction Highlights

ARCP will receive $200 million in cash, 8,397,857 shares of RCAP’s Class A common stock, par value $0.001 per share, or $200 million in cash at the election of RCAP, and $300 million of unsecured debt with a laddered interest rate increasing from 7.5% to 10.5% at certain time intervals until maturity in December 2021. ARCP expects to use the cash proceeds from the transaction to repay certain outstanding indebtedness. Both the common stock and the unsecured notes will not be subject to any lock-up. The earn-out of up to $130 million will be based upon Cole Capital’s 2015 EBITDA, and up to 50% is payable in stock at the election of RCAP, in 2016. The transaction timing and consideration has been thoughtfully structured to potentially eliminate taxes for ARCP.

Comments by Senior Management

David S. Kay, Chief Executive Officer of ARCP, noted, “This transaction significantly simplifies our business model, provides us a long-term economic stake in the growth and success of Cole Capital’s investment programs and should enhance and accelerate the capitalization of these programs, thus improving the visibility of our fee stream while eliminating considerable overhead and volatility. As the leading wholesale distribution platform in the industry, RCAP is uniquely suited to increase the velocity and volume of Cole Capital’s overall equity raising capabilities – with their expertise in the industry, we will be able to focus on acquiring and managing the real estate activities for the Managed Funds and our balance sheet. Key to this partnership is the extension of substantial long-term fee income that may be generated from acquiring and managing more than $30 billion of assets without experiencing the high G&A costs and staccato nature of capital raising that come with running a mid-sized broker-dealer. We are also excited about the exclusive relationship with ARC Global II where we will utilize our core strength of sourcing, underwriting and acquiring net lease real estate for the U.S. portion of the fund.”

“We are now able to stay true to our pure play net lease strategy while we continue our competitive advantage utilizing non-traded REITs as a source of capital and scale. We are extremely excited to partner with RCAP and ARC Global II and look forward to a long-standing relationship in the net lease space. Given this transformative transaction, we have revised 2014 guidance to reflect the terms of our strategic relationships. Our guidance range includes the reduction of acquisition and asset management fees as well as certain expenses that will not be reimbursed due to the sale. We have also introduced 2015 guidance which reflects significantly reduced variability due to the sale of the securities business.”

ARCP Strategic Benefits of the Transaction

Positive Long-Term Impact on Earnings and Capital Structure: ARCP expects to substantially reduce its general and administrative costs (“G&A”) as part of the transaction while maintaining a long-term steady stream of fee income from its role as sub-advisor to the Managed Funds. ARCP expects to use the cash portion of the sale price to repay outstanding indebtedness.

Corporate and Real Estate Operations Streamlined: RCAP will maintain the Cole Capital sales team which will continue to directly service the large broker-dealer relationships as they have historically. ARCP will continue to employ approximately 225 professionals in its New York, NY, Phoenix, AZ, Charlotte, NC and Dresher, PA offices. ARCP’s core real estate strategy will be supported by its exceptional in-house acquisition, finance, legal and asset and property management capabilities. These teams will continue to support ARCP’s dynamic acquisition strategy of buying assets on a granular basis as well as undertaking larger corporate sale-leaseback and build-to-suit transactions, solidifying ARCP as the leading pure-play net lease REIT, maximizing long-term value for our stockholders.

Strategic Partnership with RCAP: RCAP’s wholesale broker-dealer is the leader in equity capital raised for alternative products according to The Stanger ReportTM since the beginning of 2011. By securing this strategic relationship with RCAP, ARCP expects the equity raise to accelerate and maintain a consistent and strong pace in the Managed Funds. The increased velocity and stability of the capital raise should help to support the acquisition efforts of the Managed Funds, fostering a more consistent stream of fee income for ARCP as sub-advisor to the Managed Funds.

Strategic Partnership with ARC Global II: ARCP will also exclusively source, underwrite and deliver assets for the U.S. Net Lease portion of ARC Global II. This partnership will create an additional fee stream for ARCP.

Competitive Advantages Realized: Through these transactions with RCAP and ARC Global II, ARCP will maintain a sustainable competitive advantage with an efficient and experienced team supporting holistic net lease real estate solutions for its balance sheet and for the Managed Funds. These transactions allow ARCP to better support its clients while reducing its costs and improving the visibility of its earnings.

ARCP Earnings Guidance and Transaction Timing

Update on 2014 and Introducing 2015 Earnings Guidance: In light of its pending sale of Cole Capital to RCAP during the fourth quarter of 2014, ARCP has reviewed and revised its 2014 AFFO guidance to a range of $1.06 to $1.08 per share. In addition, ARCP is introducing a 2015 AFFO guidance range of $1.11 to $1.14 per share. Our 2015 AFFO per share guidance is based on a range of balance sheet acquisitions between $2.5 billion and $3.5 billion as well as $4 billion to $5 billion of acquisitions on behalf of the Managed Funds and ARC Global II in 2015.

Transaction Timing: The parties expect to close the transaction during the fourth quarter of 2014, subject to regulatory approval. Funding will occur in stages between late 2014 and April 2015. Additionally, the 2015 earn-out will be funded in early 2016.

Transaction Advisors

Moelis & Company is acting as financial advisor and Weil, Gotshal & Manges LLP is acting as board counsel to ARCP in connection with the transaction. Barclays Capital Inc., RCS Capital, the investment banking and capital markets division of Realty Capital Securities, LLC, and Citi are acting as financial advisors and Duane Morris LLP is acting as board counsel to RCAP in connection with the transaction. Proskauer Rose LLP is acting as transaction counsel to ARCP and RCAP.

Investor Information and Conference Call

ARCP will hold a conference call on October 1, 2014 at 10:00 a.m. ET. Conference call details are as follows:

Domestic Dial-In Number: 1-888-317-6003

International Dial-In Number: 1-412-317-6061

Canada Dial-In Number: 1-866-284-3684

Conference ID: 3453569

Audio Webcast: http://arcpreit.com/InvestorCall

*Participants should dial in 10-15 minutes early

Conference Call Replay Details: Domestic Dial-In Number: 1-877-344-7529 International Dial-In Number: 1-412-317-0088 Conference ID: 10053447 Date Available: October 1, 2014 (one hour after the end of the conference call) to October 16, 2014.

About ARCP

ARCP is a leading, self-managed commercial real estate investment trust (“REIT”) focused on investing in single- tenant freestanding commercial properties subject to net leases with high credit quality tenants. ARCP owns approximately 4,400 properties totaling 99.1 million square feet of leasable space. Additionally, ARCP acquires and manages assets on behalf of the Cole Capital non-traded REITs, managing nearly $30 billion of high-quality real estate in total, located in 49 states, as well as Washington D.C., Puerto Rico and Canada. ARCP is a publicly traded Maryland corporation listed on The NASDAQ Global Select Market. Additional information about ARCP can be found on its website at www.arcpreit.com. ARCP may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

About RCAP

RCS Capital Corporation (NYSE: RCAP) is a full-service investment firm expressly focused on the individual retail investor. With operating subsidiaries including retail advice services, wholesale distribution, investment banking, capital markets, investment research, investment management and crowdfunding, RCAP business is designed to capitalize, support, grow and maximize value for the investment programs it distributes and the independent advisors and clients it serves. Additional information about RCAP can be found on its website at www.rcscapital.com. RCAP may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

Funds From Operations and Adjusted Funds From Operations (FFO/AFFO)

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with U.S. GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of U.S. GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in U.S. GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. We also add back to net income deriving FFO certain costs associated with our Merger and other transactions as these expenses and transactions do not reflect our operations in the current period. However, FFO and AFFO, as described below, should not be construed to be more relevant or accurate than the current U.S. GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under U.S. GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and AFFO measures and the adjustments to U.S. GAAP in calculating FFO and AFFO.

We consider FFO and AFFO, adjusted to exclude certain other non-cash income or expense items, useful indicators of the performance of a REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs in our peer group. Accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

Additionally, we believe that AFFO, by excluding acquisition-related fees and expenses, provides information consistent with management's analysis of the operating performance of the properties. By providing AFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies, including exchange-traded and non-traded REITs.

As a result, we believe that the use of FFO and AFFO, together with the required U.S. GAAP presentations, provide a more complete understanding of our performance relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

FFO and AFFO are non-GAAP financial measures and do not represent net income as defined by U.S. GAAP. FFO and AFFO do not represent cash flows from operations as defined by U.S. GAAP, are not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as alternatives to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance. Other REITs may not define FFO in accordance with the current NAREIT definition (as we do) or may interpret the current NAREIT definition differently than we do and/or calculate AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) may contain “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect ARCP’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, the Company's plans, market and other expectations, objectives, intentions and other statements that are not historical facts, including its ability to complete its sale of Cole Capital to RCAP, its ability to realize the benefits of such sale and the sub-advisory relationship it will maintain on behalf of the Managed Funds upon closing and thereafter, its ability to meet its 2014 and 2015 AFFO guidance and its inability to acquire $30 billion of assets on behalf of these entities. Additional factors that may affect future results are contained in ARCP's filings with the U.S. Securities and Exchange Commission (“SEC”), which are available at the SEC's website at www.sec.gov. ARCP disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

ARCP Contacts
Jamie Moser/Jonathan Keehner	Brian S. Block, CFO, Treasurer, Secretary and EVP
Joele Frank, Wilkinson Brimmer Katcher	American Realty Capital Properties, Inc.
Ph: 212-355-4449	Ph: 212-415-6500